SECOND AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        THE PRUDENTIAL INSTITUTIONAL FUND

     This Second Amendment to the Agreement and Declaration of Trust (the "Declaration of Trust") of The Prudential Institutional Fund (the "Trust") is being executed as of October 30, 1996, for the purpose of changing the name of the Trust as reflected in Article I of the Declaration of Trust.

     NOW, THEREFORE, the undersigned do hereby direct that the Declaration of Trust be amended as follows:

          1. Section 1 of Article I of the Declaration of Trust is hereby amended by substituting the name "Prudential Dryden Fund" for the name "The Prudential Institutional Fund" in the second line thereof.

          2. This Second Amendment to the Declaration of Trust shall become effective on October 30, 1996.

          3. Except as amended pursuant to the foregoing paragraph, the Declaration of Trust is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have duly executed this Second Amendment to the Declaration of Trust as of the day and year first above written.


                                         /s/ MARK R. FETTING
                                         ------------------------------------
                                         Mark R. Fetting
                                         Trustee


                                         /s/ DAVID A. FINLEY
                                         ------------------------------------
                                         David A. Finley
                                         Trustee


                                         /s/ WILLIAM E. FRUHAN, JR.
                                         ------------------------------------
                                         William E. Fruhan, Jr.
                                         Trustee


                                         /s/ AUGUST G. OLSEN
                                         ------------------------------------
                                         August G. Olsen
                                         Trustee


                                         /s/ HERBERT G. STOLZER
                                         ------------------------------------
                                         Herbert G. Stolzer
                                         Trustee

                                       A-2